Exhibit 3

                          REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), dated as of December __, 1997, by and among C-Phone Corporation, a New York corporation (the "COMPANY"), and each of the undersigned (the "INITIAL INVESTORS").

         WHEREAS:

         A. In connection with the Securities Purchase Agreement by and among the parties hereto of even date herewith (the "SECURITIES PURCHASE AGREEMENT"), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to the Initial Investors (i) 4,500 shares of its Series A Convertible Preferred Stock (the "PREFERRED STOCK") that are convertible into shares (the "CONVERSION SHARES") of the Company's common stock, par value $.01 per share (the "COMMON STOCK"), upon the terms and subject to the limitations and conditions set forth in the Certificate of Amendment of the Certificate of Incorporation of the Company setting forth the number, designation, relative rights, preferences and limitations with respect to such Preferred Stock (the "CERTIFICATE OF AMENDMENT") and (ii) warrants (the "WARRANTS") to acquire an aggregate of 450,000 shares of Common Stock (the "WARRANT SHARES"), upon the terms and subject to the limitations and conditions set forth in the Warrants dated of even date herewith, among the Company and the Initial Investors; and

         B. To induce the Initial Investors to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 ACT"), and applicable state securities laws;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Initial Investors hereby agree as follows:

         1.       DEFINITIONS.

                  (a) As used in this Agreement, the following terms shall have the following meanings:

                            (i)     "INVESTORS" means the Initial Investors and
any transferee or assignee who agrees to become bound by, and meets the qualifications of, the provisions of this Agreement in accordance with Section 9 hereof.

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                           (ii)  "REGISTER," "REGISTERED," and "REGISTRATION"
refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis ("RULE 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

                          (iii)  "REGISTRABLE SECURITIES" means the Conversion
Shares and the Warrant Shares (including any shares of Common Stock issued in lieu of cash payments under the Certificate of Amendment or any Warrant) issued or issuable with respect to the Warrants and the Preferred Stock and any shares of capital stock issued or issuable, from time to time (with any adjustments), as a distribution on or in exchange for or otherwise with respect to any of the foregoing. As to any particular securities, such securities shall cease to be Registrable Securities when they have been sold pursuant to an effective registration statement or in compliance with Rule 144 or are eligible to be sold pursuant to Rule 144(k), under the 1933 Act (or any similar rule then in force).

                           (iv)  "Registration Statement" means a registration
statement on Form S-3 of the Company under the 1933 Act registering the Registerable Securities (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration of all of the Registrable Securities).

                  (b) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement or the Certificate of Amendment.

         2.       REGISTRATION.

                  (a) MANDATORY REGISTRATION. The Company shall (i) prepare and, on or prior to the date which is thirty (30) days after the date of issuance of the Preferred Stock pursuant to the Securities Purchase Agreement (the "Closing Date"), deliver to each Investor a draft of the Registration Statement covering the resale of the Registrable Securities, accompanied or preceded by a questionnaire (a "SELLING SHAREHOLDER QUESTIONNAIRE") of the type commonly used for offerings of this kind, so as to permit a public offering and sale of the Registrable Securities under the 1933 Act and (ii) within ten (10) days after the Company has received comments, if any, and a properly completed Selling Shareholder Questionnaire from each Investor, file the Registration Statement with the SEC. The number of shares of Common Stock initially included in such Registration Statement shall equal the sum of (i) 30% of the

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number of shares of Common Stock issued and outstanding as of the close of business on third business day immediately preceding the date of filing of the Registration Statement and (ii) the number of Warrant Shares that are then issuable upon exercise of the Warrants (without regard to any limitation on the Investor's ability to convert the Preferred Stock or exercise the Warrants). The Company shall use its best efforts to obtain effectiveness of the Registration Statement as soon as reasonably practicable.

                  (b) PAYMENTS BY THE COMPANY. If (i) the Registration Statement covering the Registrable Securities required to be filed by the Company pursuant to Section 2(a) hereof is not declared effective by the SEC within ninety (90) days after the date (the "FILING DATE") the Registration Statement is filed with the SEC, (ii) after the Registration Statement has been declared effective by the SEC, the Registration Statement is withdrawn or suspended or if sales otherwise cannot be made pursuant to the Registration Statement for a period of at least fifteen (15) consecutive trading days or thirty (30) days in any twelve
(12) month period, or (iii) the Common Stock is not listed or included for quotation on the Nasdaq National Market ("NNM"), the Nasdaq SmallCap Market ("NSM"), the New York Stock Exchange (the "NYSE") or the American Stock Exchange (the "AMEX") for a period of at least ten (10) consecutive days, then the Company will make payments to the Investors in such amounts and at such times as shall be determined pursuant to this Section 2(b) as partial relief for the damages to the Investors by reason of any such delay in or reduction of their ability to sell the Registrable Securities (which remedy shall not be exclusive of any other remedies available at law or in equity). The Company shall pay to each holder of the Preferred Stock or Registrable Securities an amount equal to the aggregate Purchase Price (as defined below) of the Preferred Stock ("AGGREGATE SHARE PRICE") multiplied by the Payment Percentage (as defined below) times (x) the number of months (prorated for partial months) after the end of the 90-day period referenced in clause (i) above and prior to the date the Registration Statement is declared effective by the SEC, provided, however, that there shall be excluded from such period any delays which are solely attributable to changes either required by the Investors in the Registration Statement with respect to information relating to the Investors, including, without limitation, changes to the plan of distribution, or to the failure of the Investors to conduct their review of the Registration Statement pursuant to
Section 3(g) below in a reasonably prompt manner or changes reasonably requested by the Company as a result of changes in such information; (y) the number of months (prorated for partial months) after the end of the 15-day or 30-day period referenced in clause (ii) above that sales cannot be made pursuant to the Registration Statement after the Registration Statement has been declared effective (including, without limitation, when sales cannot be made by reason of the Company's failure to properly supplement or amend

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the prospectus included therein in accordance with the terms of this Agreement or when such prospectus otherwise contains a material misstatement or omission); or (z) the number of months (prorated for partial months) after the end of the 30-day period referenced in clause (iii) above that the Common Stock is not listed or included for quotation on the NNM, NSM, NYSE or AMEX or that trading thereon is halted after the Registration Statement has been declared effective. The Payment Percentage shall be two percent (2%) per each thirty (30) day period (or $20,000 per each 30-day for each $1,000,000 of Purchase Price). Such amounts shall be paid in cash or, at the Company's option, may be pay in shares Common Stock valued at the Market Price (as defined in Certificate of Amendment) with the Pricing Period being the period ending on the date that is five (5) business days prior to the day that the shares shall be required to issued. Any such shares of Common Stock shall be Registrable Securities. If the Company desires to pay the amounts due hereunder in shares of Common Stock, it shall so notify the Investors in writing within two (2) business days of the date on which such amounts are first payable in cash and such amounts shall be issued beginning on the last day upon which the cash amount would otherwise be due in accordance with the following sentence. Payments of cash pursuant hereto shall be made within five (5) days after the end of each period that gives rise to such obligation, provided that, if any such period extends for more than thirty (30) days, interim payments shall be made for each such thirty (30) day period. The term "PURCHASE PRICE" means the purchase price paid by the Investors for the Preferred Stock. Notwithstanding the foregoing, the Company shall not be required to make such payments during any "ALLOWED DELAY" as defined in Section 3(e) below.

                  (c) PIGGY-BACK REGISTRATIONS. Subject to the last sentence of this Section 2(c), if at any time prior to the expiration of the Registration Period (as defined in Section 3(a)), the Company shall file with the SEC a registration statement under the 1933 Act relating to an offering for its own account or the account of others of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option, stock purchase or other employee benefit plans), the Company shall send to each Investor who is entitled to registration rights under this Section 2(c) written notice of such determination and, if within fifteen (15) days after the effective date of such notice, such Investor shall so request in writing, the Company shall include in such registration statement all or any part of the Registrable Securities such Investor requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company the managing underwriter thereof shall impose a limitation on the number of shares of

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Common Stock which may be included in the registration statement because, in such underwriter's judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution (including achieving pricing acceptable to the Company), then the Company shall be obligated to include in such registration statement only such limited portion of the Registrable Securities with respect to which such Investor has requested inclusion hereunder as the underwriter shall permit. Any exclusion of Registrable Securities shall be made pro rata among the Investors seeking to include Registrable Securities in proportion to the number of Registrable Securities sought to be included by such Investors in the aggregate; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such registration statement or are not entitled to pro rata inclusion with the Registrable Securities; and provided, further, however, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities in the registration statement other than holders of securities entitled to inclusion of their securities in such registration statement by reason of demand registration rights. No right to registration of Registrable Securities under this Section 2(c) shall be construed to limit any registration required under Section 2(a) hereof. If an offering in connection with which an Investor is entitled to registration under this Section 2(c) is an underwritten offering, then each Investor whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering, including customary indemnification. Notwithstanding anything to the contrary set forth herein, the registration rights of the Investors pursuant to this Section 2(c) shall only be available in the event the Company fails to timely file, obtain effectiveness or maintain effectiveness of the Registration Statement to be filed pursuant to Section 2(a) in accordance with the terms of this Agreement, and shall not apply during periods in which there is an effective Registration Statement.

                  (d) ELIGIBILITY FOR FORM S-3. The Company represents and warrants that currently it meets the registrant eligibility and transaction requirements for the use of Form S-3 for registration of the sale by the Initial Investors and any other Investors of the Registrable Securities. The Company agrees that it shall file all reports required to be filed by the Company with the SEC in a timely manner so as to maintain such eligibility for the use of Form S-3 to the extent that such

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eligibility is based upon such timely filing.

                  (e) RULE 416. The Company and the Investors each acknowledge that an indeterminate number of Registrable Securities shall be registered pursuant to Rule 416 under the 1933 Act ("RULE 416") so as to include in such Registration Statement any and all Registrable Securities which may become issuable pursuant to the Securities Purchase Agreement or the Certificate of Amendment (i) to prevent dilution resulting from stock splits, stock dividends or similar transactions and (ii) by reason of reductions in the Conversion Price of the Preferred Stock in accordance with the terms thereof, including, but not limited to, the terms which cause the Variable Conversion Price to decrease to the extent the closing bid price of the Common Stock decreases (collectively, the "RULE 416 SECURITIES"). In this regard, the Company agrees to take all steps necessary to ensure that all Registrable Securities are registered pursuant to Rule 416 in the Registration Statement and, absent guidance from the SEC or other definitive authority to the contrary, the Company shall affirmatively support and not take any action adverse to the position that the Registration Statements filed hereunder cover all of the Rule 416 Securities. If the Company determines that the Registration Statements filed hereunder do not cover all of the Rule 416 Securities, the Company shall immediately provide to each Investor written notice (a "RULE 416 NOTICE") setting forth the basis for the Company's position and the authority therefor.

                  To the extent that Rule 416 is determined by the SEC not to permit the registration of an indeterminate number of Registrable Securities, the initial number of Registrable Securities included on any Registration Statement and each increase (if any) to the number of Registrable Securities included therein shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time of such establishment or increase, as the case may be. In the event an Investor shall sell or otherwise transfer any of such holder's Registrable Securities prior to the effectiveness of the Registration Statement, each transferee shall be allocated a pro rata portion of the number of Registrable Securities to be included in a Registration Statement. Any shares of Common Stock included in a Registration Statement and which remain allocated to any person or entity which does not hold any Registrable Securities shall be allocated to the remaining Investors, pro rata based on the number of shares of Registrable Securities then held by such Investors. For the avoidance of doubt, the number of Registrable Securities held by any Investor shall be determined as if all shares of Preferred Stock and Warrants then outstanding were converted into or exercised for Registrable Securities.

                  (f)      TERM.  This Agreement and the Company's

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obligations hereunder shall terminate on the fourth anniversary of the date of this Agreement.

         3.       OBLIGATIONS OF THE COMPANY.

         In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

                  (a) Subject to any Allowed Delay, the Company shall (i) prepare and deliver to each Investor a draft of the Registration Statement accompanied or preceded by a Selling Shareholder Questionnaire and (ii) file the Registration Statement with the SEC, in each case, in accordance with the provisions of Section 2(a) hereof with respect to the number of Registrable Securities provided in Section 2(a), and thereafter use its best efforts to cause such Registration Statement relating to Registrable Securities to become effective as soon as practicable after such filing, and, subject to any Allowed Delay, keep the Registration Statement effective pursuant to Rule 415 at all times until such date as is the earlier of (i) the date on which all of the Registrable Securities have been sold and (ii) the date on which the Registrable Securities (in the opinion of counsel to the Initial Investors or of legal counsel to the Company) may be immediately sold without restriction (including without limitation as to volume by each holder thereof including under Rule 144(k)) without registration under the 1933 Act (the "REGISTRATION PERIOD"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading.

                  (b) Subject to any Allowed Delay, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and, during the Registration Period, comply with the provisions of the 1933 Act applicable to the Company with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement. In the event that Rule 416 is determined by the SEC not to permit the registration of an indeterminate number of shares, and the number of shares available under a Registration Statement filed pursuant to this Agreement is insufficient to cover all of the Registrable Securities issued or issuable upon conversion of the Preferred Stock or exercise of the Warrants, the Company shall

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amend the Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover all of the Registrable Securities, in each case, as soon as reasonably practicable, but in any event within twenty (20) business days after the necessity therefor arises (based on the market price of the Common Stock and other relevant factors on which the Company reasonably elects to rely). The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as reasonably practicable following the filing thereof. The provisions of Section 2(c) above shall be applicable with respect to such obligation, with the one hundred twenty (120) days running from the day after the date on which the Company reasonably first determines (or reasonably should have determined) the need therefor.

                  (c) The Company shall furnish to each Investor whose Registrable Securities are included in the Registration Statement and its legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of the Registration Statement and any amendment thereto, each prospectus and each amendment or supplement thereto, and, in the case of the Registration Statement referred to in Section 2(a), each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a prospectus and all amendments and supplements thereto and such other documents as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor. The Company will promptly notify each Investor by facsimile of the effectiveness of the Registration Statement or any post-effective amendment. The Company will promptly respond to any and all comments received from the SEC, with a view towards causing any Registration Statement or any amendment thereto to be declared effective by the SEC as soon as reasonably practicable and shall promptly file an acceleration request as soon as reasonably practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that the Registration Statement or any amendment thereto will not be subject to review.

                  (d) The Company shall use commercially reasonable efforts to
(i) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as the Investors who hold a majority-in-interest of the Registrable Securities being offered reasonably request, (ii) prepare and file in those jurisdictions such amendments (including

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post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 3(d), (b) subject itself to general taxation in any such jurisdiction,
(c) file a general consent to service of process in any such jurisdiction, (d) provide any undertakings that cause the Company undue expense or burden, or (e) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

                  (e) As promptly as practicable after becoming aware of any event as a result of which the prospectus included in the Registration Statement, as then in effect, would then include an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Company shall notify each Investor of the happening of such event, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Investor as such Investor may reasonably request. Notwithstanding the provisions of the preceding sentence, for not more than fifteen (15) consecutive trading days (or a total of not more than thirty
(30) trading days in any twelve (12) month period), the Company may delay the disclosure of material non-public information concerning the Company (as well as prospectus or Registration Statement updating) the disclosure of which at the time is not, in the good faith opinion of the Company in the best interests of the Company (an "ALLOWED DELAY"); provided, that the Company shall promptly (i) notify the Investors in writing of the existence of (but in no event, without the prior written consent of an Investor, shall the Company disclose to such investor any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay and (ii) advise the Investors in writing to cease all sales under the Registration Statement until the end of the Allowed Delay. Upon expiration of the Allowed Delay, the Company shall again be bound by the first sentence of this Section 3(e) with respect to the information giving rise thereto.

                  (f) The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, and, if such an order

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is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

                  (g) The Company shall permit a single firm of counsel designated by the Initial Investors to review the Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof) a reasonable period of time prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects and will not request acceleration of the Registration Statement without prior notice to such counsel. The sections of the Registration Statement covering information with respect to the Investors, the Investor's beneficial ownership of securities of the Company or the Investors intended method of disposition of Registrable Securities shall conform to the information provided to the Company by each of the Investors.

                  (h) The Company shall make generally available to its securities holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning after the effective date of the Registration Statement.

                  (i) The Company shall make available for inspection by (i) any Investor, (ii) any underwriter participating in any disposition pursuant to the Registration Statement, (iii) one firm of attorneys and one firm of accountants or other agents retained by the Initial Investors, (iv) one firm of attorneys and one firm of accountants or other agents retained by all other Investors, and
(v) one firm of attorneys retained by all such underwriters (collectively, the "INSPECTORS") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "RECORDS"), as shall be reasonably deemed necessary by each Inspector to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to an Investor) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (b) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public

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other than by disclosure in violation of this or any other agreement. The
Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Investor) shall be deemed to limit the Investor's ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

                  (j) The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless
(i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor prior to making such disclosure, and allow the Investor, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

                  (k) The Company shall (i) cause all the Registrable Securities covered by the Registration Statement to be listed on each national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure the designation and quotation, of all the Registrable Securities covered by the Registration Statement on the NNM or, if not then eligible for the NNM on the NSM and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities.

                  (l) The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration

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Statement.

                  (m) The Company shall cooperate with the Investors who hold Registrable Securities being offered to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request, and, within three (3) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, to the transfer agent for the Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) an instruction substantially in the form attached hereto as Exhibit 1 and a letter from the Company, which letter has been acknowledged by the Company's transfer agent as sufficient to permit the issuance of unlegended Conversion Shares and Warrant Shares which are not subject to a stop transfer notation substantially in the form attached hereto as Exhibit 2.

                  (n) The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Investors of Registrable Securities pursuant to the Registration Statement.

         4.       OBLIGATIONS OF THE INVESTORS.

         In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

                  (a) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least three (3) business days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from each such Investor.

                  (b) Each Investor, by such Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of such

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Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement.

                  (c) Each Investor shall sell all Registrable Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any, and in compliance with the succeeding paragraph, or otherwise in compliance with the requirements for an exemption from registration under the 1933 Act.

                  (d) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) or 3(f), such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) or 3(f) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the prospectus covering such Registrable Securities at the time of receipt of such notice.

                  (e) No Investor may participate in any underwritten registration hereunder unless such Investor (i) agrees to sell such Investor's Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to Section 5 below.

         5.       EXPENSES OF REGISTRATION.

         Each party shall be responsible for its own fees and expenses, including legal fees and expenses, except that the Company shall be responsible for all registration, listing and qualification fees, printers and Company accounting fees.

         6.       INDEMNIFICATION.

         In the event any Registrable Securities are included in a Registration Statement under this Agreement:

                  (a) To the extent permitted by law, the Company will indemnify, hold harmless and defend (i) each Investor who holds such Registrable Securities, (ii) the directors, officers, partners, employees, agents and each person who controls any

Investor within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 ACT"), if any, (iii) any underwriter (as defined in the 1933 Act) for the Investors, and (iv) the directors, officers, partners, employees and each person who controls any such underwriter within the meaning of the 1933 Act or the 1934 Act, if any (each, an "INDEMNIFIED PERSON"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "CLAIMS") to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, "VIOLATIONS"). Subject to the restrictions set forth in Section 6(c) with respect to the number of legal counsel, the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c) hereof; (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company; and
(iii) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, such corrected prospectus was timely made available by the Company pursuant to

Section 3(c) hereof, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

                  (b) In connection with any Registration Statement in which an Investor is participating, each such Investor agrees severally and not jointly to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of the 1933 Act or the 1934 Act (collectively and together with an Indemnified Person, an "INDEMNIFIED PARTY"), against any Claim to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim arises out of or is based upon any Violation by such Investor, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and subject to
Section 6(c) such Investor will reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor; provided, further, however, that the Investor shall be liable under this Agreement (including this Section 6(b) and Section 7) for only that amount as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

                  (c) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel of its choice subject to the consent of the Indemnified Party or Indemnified Person which consent shall not be unreasonably withheld; provided, however, that such indemnifying party shall not be entitled to assume such defense and an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such legal counsel shall be selected by Investors holding a majority-in-interest of the Registrable Securities included in the Registration Statement to which the Claim relates (with the approval of a majority-in-interest of the Initial Investors), if the Investors are entitled to indemnification hereunder, or the Company, if the Company is entitled to indemnification hereunder, as applicable. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

         7.       CONTRIBUTION.

         To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that
(i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in
Section 6, (ii) no seller of Registrable

Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (iii) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

         8.       REPORTS UNDER THE 1934 ACT.

         With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the investors to sell securities of the Company to the public without registration ("RULE 144"), the Company agrees, for as long as there shall be any Series A Preferred Stock, Warrants, or Registrable Securities held by an Investor, to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144;

                  (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under Section 4(c) of the Securities Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

                  (c) furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

         9.       ASSIGNMENT OF REGISTRATION RIGHTS.

         The rights under this Agreement shall be automatically assignable by the Investor to any transferee of one-third (1/3) or more of such Investor's Preferred Shares, Warrants or Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and
(b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause
(ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement, and (vi) such transferee shall be an Accredited Investor as that term defined in Rule 501 of Regulation D promulgated under the 1933 Act and shall have made appropriate representations to that effect to the Company.

         10.      AMENDMENT OF REGISTRATION RIGHTS.

                  Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company, each of the Initial Investors (to the extent such Initial Investor still owns Registrable Securities) and Investors who hold a majority interest of the Registrable Securities. Any amendment or waiver effected in accordance with this
Section 10 shall be binding upon each Investor and the Company.

         11.      MISCELLANEOUS.

                  (a) A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

                  (b) Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five (5) business days after being placed in the mail, if mailed by regular U.S. mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or one (1) business day after transmission, if sent by facsimile, in each case addressed to a party. Each party shall provide notice to the other party of any change in address. The addresses for such communications shall be:

                  If to the Company:

                  C-Phone Corporation
                  6714 Netherlands Drive
                  Wilmington, NC 28405
                  Attn: Daniel P. Flohr, President
                  Fax: (910) 395-6108;

                  with a copy to:

                  Warshaw Burstein Cohen Schlesinger & Kuh, LLP
                  555 Fifth Avenue
                  New York, NY 10017
                  Attn: Arthur A. Katz, Esq.
                  Fax: (212) 972-9150;

                  If to an Investor:

                  To the address set forth immediately below such Investor's name on the signature pages to the Securities Purchase Agreement.

                  (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                  (d) This Agreement shall be enforced, governed by and construed in accordance with the laws of State of New York applicable to agreements made and to be performed entirely within such State. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof. The parties hereto hereby submit to the exclusive jurisdiction of the United States Federal Courts and state courts located in New York, New York with respect to any dispute arising under this Agreement or the transactions contemplated hereby.

                  (e) This Agreement, the Securities Purchase Agreement (including all schedules and exhibits thereto), and the Warrants constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Securities Purchase Agreement and the Warrants supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

                  (f) Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

                  (g) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (h) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                  (i) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  (j) Except as otherwise provided herein, all consents and other determinations to be made by the Investors pursuant to this Agreement shall be made by Investors holding a majority of the Registrable Securities, determined as if the all of the shares of Preferred Stock and Warrants then outstanding have been converted into or exercised for Registrable Securities.

                  (k) The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         IN WITNESS WHEREOF, the Company and the undersigned Initial Investors have caused this Agreement to be duly executed as of the date first above written.

C-PHONE CORPORATION

By:____________________________
   Daniel P. Flohr
   President and Chief
     Executive Officer

[NAME OF INVESTOR]

By:____________________________
   Name:
   Title:

Address:

                                                       Exhibit 1 to Registration
                                                                Rights Agreement

                              [Company Letterhead]

                                          [Date]

Continental Stock Transfer & Trust Company
2 Broadway
New York, New York  10006
Attention:  Compliance Department

Ladies and Gentlemen:

         This letter shall serve as our irrevocable authorization and direction to you (1) to transfer or re-register (or at the holders request to reissue to the holder thereof without any restrictive legend) the certificates for the shares of Common Stock, par value $.01 per share (the "Common Stock"), of C-Phone Corporation, a New York corporation (the "Company"), represented by certificate numbers _____ for an aggregate of _____ shares (the "Outstanding Shares") of Common Stock presently registered in the name of [Name of Investor] (the "Investor") (which shares were previously issued upon conversion of the Preferred Shares (as hereinafter defined) or exercise of the Warrants (as hereinafter defined)), upon surrender of such certificates to you, notwithstanding the legend appearing on such certificates, (2) to issue shares (the "Conversion Shares") of Common Stock to or upon the order of the registered holder from time to time of shares of Series A Convertible Preferred Stock of the Company (the "Preferred Shares") upon surrender to you of a properly completed and duly executed Notice of Conversion (notwithstanding the legend appearing on such certificates) and upon receipt from the Company or its legal counsel that it has received the Preferred Shares and any other required documents, (3) to issue shares (the "Warrant Shares") of Common Stock to or upon the order of the registered holder from time to time of the One-Year Warrants and Three-Year Warrants of the Company (collectively, the "Warrants") upon surrender to you of a properly completed and duly executed Notice of Exercise (notwithstanding the legend appearing on such Warrants) and upon receipt from the Company or its legal counsel that it has received the Warrants and any other required documents. The transfer or re-registration of the certificates for the Outstanding Shares by you should be made at such time as you are requested to do so by the record holder of the Outstanding Shares. The certificate issued upon such transfer or re-registration should be registered in such name as requested by the holder of record of the certificate surrendered to you and should not bear any legend which would restrict the transfer of the shares represented thereby. In addition, you are hereby directed to remove any stop-transfer instruction relating to the

Outstanding Shares. Subject to the foregoing, certificates for the Conversion Shares and Warrant Shares should not bear any restrictive legend and should not be subject to any stop-transfer restriction.

         Notwithstanding the foregoing, pursuant to applicable securities laws or certain agreements between the Company and the Investor, the Investor may be prohibited during certain limited periods of time from selling its Outstanding Shares or other shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrant Shares under the Registration Statement; PROVIDED, HOWEVER, that such Investor may continue to sell such securities pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "1933 Act"). The Company may, during such periods, deliver a notice to you advising you to refrain from transferring any Outstanding Shares pursuant to such Registration Statement, provided that such notice shall not prohibit the transfer of such shares pursuant to an exemption from registration under the 1933 Act during such periods.

         Contemporaneous with the delivery of this letter, the Company is delivering to you a letter of Warshaw Burstein Cohen Schlesinger & Kuh, LLP, counsel to the Company, as to registration of the Outstanding Shares and the Conversion Shares under the Securities Act of 1933, as amended.

         Should you have any questions concerning this matter, please contact me.

                                   Very truly yours,

                                   C-PHONE CORPORATION


                                   ---------------------------
                                   By:
                                   Title:





Enclosures:
cc:  [Name of Investor]

                                                       Exhibit 2 to Registration
                                                                Rights Agreement

                         [Letterhead of Company Counsel]


                                                  [Date]

Continental Stock Transfer & Trust Company
2 Broadway
New York, New York  10006
Attention:  Compliance Department

                           Re:      C-PHONE CORPORATION

Ladies and Gentlemen:

         We are counsel to C-Phone Corporation, a New York corporation (the "Company"), and we understand that [Name of Investor] (the "Holder") has purchased from the Company shares of the Company's Series A Convertible Preferred Stock (the "Preferred Stock") and one-year warrants and three-year warrants (collectively, the "Warrants") that are convertible or exercisable into the Company's Common Stock, par value $.01 per share (the "Common Stock"). The Preferred Stock and Warrants were purchased by the Holder pursuant to a Securities Purchase Agreement, dated as of December __, 1997, between the Holder and the Company (the "Agreement"). Pursuant to a Registration Rights Agreement, dated as of December __, 1997, between the Company and the Holder (the "Registration Rights Agreement"), the Company agreed with the Holder, among other things, to register the Registrable Securities (as that term is defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the "Securities Act"), upon the terms provided in the Registration Rights Agreement. In connection with the Company's obligations under the Registration Rights Agreement, on __________, 199_, the Company filed a Registration Statement on Form S-3 (File No. 333- _____________) (the "Registration Statement") with the Securities and Exchange Commission relating to the Registrable Securities, which names the Holder as a selling stockholder thereunder and which Registration Statement was declared effective on _______, 1998.

                          [Other introductory language]

         Based on the foregoing, we are of the opinion that the Registrable Securities have been registered under the Securities Act.

                   [Other appropriate language to be included]

                                        Very truly yours,


cc:   [Name of investor]